                                                                      Exhibit 23



                         Independent Auditors' Consent

Board of Directors
Aeroflex Incorporated:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-75496, No. 33-88868, No. 33-88878, No. 333-42399, No. 333-42405, No.
333-64611, No. 333-90173, No. 333-31654, No. 333-53626, No. 333-53622, No.
333-61094, No. 333-73646, No. 333-97027 and No. 333-97029) and on Form S-3 (No.
333-53618) of Aeroflex Incorporated of our report dated August 12, 2002, relating to the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended June 30, 2002, and related consolidated financial statement schedule, which report appears in the June 30, 2002 annual report on Form 10-K of Aeroflex Incorporated.




                                       KPMG LLP


Melville, New York
September 30, 2002